As filed with the Securities and Exchange Commission on January 31, 2025

Commission File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

iBio, Inc.
(Exact name of registrant as specified in its charter)

Delaware	26-279813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

11750 Sorrento Valley Road, Suite 200, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

iBio, Inc. 2023 Omnibus Incentive Plan
(Full title of the plan)

Martin Brenner, Ph.D. Chief Executive Officer and Chief Scientific Officer 11750 Sorrento Valley Road, Suite 200 San Diego, CA 92121 (858) 925-8215
(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

Copies to:

Leslie Marlow, Esq.

Melissa Palat Murawsky, Esq.

Blank Rome LLP

1271 Avenue of the Americas

New York, New York 10020

(212) 885-5000

(Name, address and telephone number)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INTRODUCTION

iBio, Inc. (the “Registrant” or the “Company”) filed with the Securities and Exchange Commission (the “Commission”) its Registration Statement on Form S-8 (Registration No. 333-276452) on January 10, 2024 (the “2024 Registration Statement”), pursuant to and in accordance with the requirements of Form S-8 for the purpose of registering under the Securities Act of 1933, as amended (the “Securities Act”), 1,200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), issuable to employees, officers, directors, consultants and advisors of the Company under the Registrant’s 2023 Omnibus Incentive Plan (the “Plan”). Pursuant to General Instruction E to Form S-8, the 2024 Registration Statement is incorporated into this Registration Statement by reference.

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement on Form S-8 (the “Registration Statement”) for the purpose of registering under the Securities Act an additional 458,383 shares of Common Stock, which is equal to 5% of 9,167,670, the number of shares of Common Stock outstanding on December 31, 2024, that may be issued pursuant to the Plan pursuant to an “evergreen” provision contained therein, resulting in a total of 1,658,383 shares of Common Stock available for issuance under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*The information specified in Item 1 and Item 2 of Part I of this Registration Statement on Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the Plan as required by Rule 428. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents, as filed with the Commission, are incorporated by reference into this Registration Statement by the Registrant:

•	Our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 20, 2024, as amended September 24, 2024;

•	Our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2024, filed with the SEC on November 12, 2024;

•	Our Current Reports on Form 8-K filed with the SEC on July 3, 2024, July 9, 2024, July 26, 2024, November 25, 2024 (other than information furnished under Item 2.02 and exhibits related thereto), January 2, 2025 (other than information furnished under Item 7.01 and exhibits related thereto), January 10, 2025 (other than information furnished under Item 7.01 and exhibits related thereto) and January 13, 2025; and

•	The description of our Common Stock set forth in: (i) our registration statement on Form 8-A filed with the SEC on March 19, 2014, including any amendments thereto or reports filed for the purposes of updating this description, and (ii) Exhibit 4.2 to our Annual Report on Form 10-K for the fiscal year ended June 30, 2024 filed with the SEC on September 20, 2024.

All documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part of this Registration Statement from the date of the filing of such documents.

To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, is or was furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference.

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

Exhibit	Description of Exhibit

4.1	Certificate of Incorporation of iBio, Inc., Certificate of Merger, Certificate of Ownership and Merger, Certificate of Amendment of the Certificate of Incorporation (incorporated herein by reference to Exhibit 3.1 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission on May 11, 2018 – Commission File No. 001-35023)

4.2	Certificate of Amendment of the Certificate of Incorporation of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 8, 2018 – Commission File No. 001-35023)

4.3	Certificate of Designation, Preferences and Rights of the iBio CMO Preferred Tracking Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2017 – Commission File No. 001-35023)

4.4	Certificate of Designation, Preferences and Rights of the Series A Convertible Preferred Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2018 – Commission File No. 001-35023)

4.5	Certificate of Designation, Preferences and Rights of the Series B Convertible Preferred Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 27, 2018 – Commission File No. 001-35023)

4.6	Certificate of Designation, Preferences and Rights of the Series C Convertible Preferred Stock of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 29, 2019 – Commission File No. 001-35023)

4.7	Second Amended and Restated Bylaws of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 1, 2022 – Commission File No. 001-35023)

4.8	Certificate of Designation of Preferences, Rights and Limitations of Series 2022 Convertible Preferred Stock (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 12, 2022 – Commission File No. 001-35023)

4.9	Certificate of Amendment of the Certificate of Incorporation of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on October 7, 2022 – Commission File No. 001-35023)

4.10	Certificate of Amendment to Certificate of Incorporation of iBio, Inc. (incorporated herein by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 28, 2023 – Commission File No. 001-35023)

5.1*	Opinion of Blank Rome LLP.

23.1*	Consent of Grassi & Co., CPAs, P.C., independent registered public accounting firm for the Registrant

23.2*	Consent of Blank Rome LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on the signature page of this Registration Statement).

99.1	iBio, Inc. 2023 Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on November 28, 2023– Commission File No. 001-35023).

99.2	Form of Non-Qualified Stock Option Agreement for initial grants for non-employee directors under the iBio Omnibus Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 9, 2024– Commission File No. 001-35023)

99.3	Form of Non- Qualified Stock Option Agreement for non-employee consultants under the iBio Omnibus Incentive Plan (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 9, 2024– Commission File No. 001-35023)

99.4	Form of Non-Qualified Stock Option Agreement for annual grants for non-employee directors under the iBio Omnibus Incentive Plan (incorporated by reference to Exhibit 10.3 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 9, 2024– Commission File No. 001-35023)

99.5	Form of Non-Qualified Stock Option Agreement for employees under the iBio Omnibus Incentive Plan (incorporated by reference to Exhibit 10.4 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 9, 2024– Commission File No. 001-35023)

99.6	Form of Restricted Stock Unit Award Agreement for employees under the iBio Omnibus Incentive Plan (incorporated by reference to Exhibit 10.5 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 9, 2024– Commission File No. 001-35023)

99.7	Form of Incentive Stock Option Agreement for employees under the iBio Omnibus Incentive Plan (incorporated by reference to Exhibit 10.6 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 9, 2024– Commission File No. 001-35023)

99.8	Form of Incentive Stock Option Agreement for officers under the iBio Omnibus Incentive Plan (incorporated by reference to Exhibit 10.7 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on July 9, 2024– Commission File No. 001-35023)

107.1*	Filing Fee Table.

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, California, on this 31st day of January, 2025.

IBIO, INC.

By:	/s/ Martin Brenner
Martin Brenner
Chief Executive Officer and Chief Scientific Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby constitutes and appoints Martin Brenner and/or Marc Banjak as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Martin Brenner	Chief Executive Officer and Chief Scientific Officer	January 31, 2025
Martin Brenner	(Principal Executive Officer)

/s/ Felipe Duran	Chief Financial Officer	January 31, 2025
Felipe Duran	(Principal Financial Officer and Principal Accounting Officer)

/s/ Alexandra Kropotova	Director	January 31, 2025
Alexandra Kropotova

/s/ William Clark	Director	January 31, 2025
William Clark

/s/ Gary Sender	Director	January 31, 2025
Gary Sender

/s/ Evert Schimmelpennink	Director	January 31, 2025
Evert Schimmelpennink

/s/ David Arkowitz	Director	January 31, 2025
David Arkowitz

/s/ António Parada	Director	January 31, 2025
António Parada